                                                                     EXHIBIT 4.1
                     CARACO PHARMACEUTICAL LABORATORIES LTD.

                             SUBSCRIPTION AGREEMENT

                                       FOR
                          OFFERING OF 4,365,000 SHARES
                                 OF COMMON STOCK
                                $_____ PER SHARE


                     To Be Completed By Prospective Investor


         If and when accepted by Caraco Pharmaceutical Laboratories Ltd., a Michigan corporation (the Corporation), this Subscription Agreement shall constitute the subscription of the undersigned subscriber for the number of shares of the Common Stock, no par value, of the Corporation identified below (the Shares). The Corporation and its sales agent, as applicable, are relying upon the accuracy and completeness of the information set forth herein in complying with their obligations under applicable securities laws.

         (1) Method of Subscription: The undersigned hereby subscribe for the Shares at a purchase price of $_____ per share.

         Before a subscription will be accepted, the following must be completed (all blanks filled in), executed, dated, acknowledged and returned to the Corporation at 1150 Elijah McCoy Drive, Detroit, Michigan 48202.

                  a.       One executed copy of this Subscription Agreement;

                  b. Until the Minimum Offering is sold, (as defined in the Prospectus dated ________, 200___), checks, money orders or bank drafts upon a U.S. bank shall be payable to "Bank One Trust Company, N.A.," Escrow Agent, for the full amount of the purchase price;

                  c. After the Minimum Offering is sold, checks, money orders or bank drafts upon a U.S. bank shall be payable to "Caraco Pharmaceutical Laboratories Ltd." for the full amount of the purchase price; and

                  d.       An executed copy of Form W-9.

In no event will subscriptions be accepted later than _________, 200___, at which time the offering will terminate.

         (2) Acceptance By Corporation: The undersigned understands that the Corporation will notify him or it whether the subscription has been accepted or rejected, as promptly as possible. In the event this subscription is rejected, all funds and documents tendered by the undersigned shall be returned, without interest, in which case the Corporation shall have no further obligation to the undersigned. The Corporation in its sole discretion and for any or no reason shall determine whether this subscription shall be accepted or rejected in whole or in part. This subscription is not binding upon the Corporation until accepted by the Corporation. The Corporation reserves the right to terminate the Offering and to return all subscription proceeds at any time prior to the receipt and use of the subscription proceeds by the Corporation.

         (3) Receipt of Prospectus. The undersigned acknowledges receipt and review of the Prospectus dated ____________, 200___ (the "Offering").

         (4) Independent Advice: The undersigned acknowledges that he or it has been advised to consult with independent counsel regarding the consequences of participating in this investment.

         (5) Residency of the Subscriber: The undersigned represents and warrants to the Corporation and the Sales Agent, as applicable, that he is a bona fide resident of the State of __________. Specifically, if an individual, the undersigned represents and warrants that his principal residence at the time of the offer and sale of the Shares is in the State of _________. If a corporation, partnership, trust or other form of business organization, the undersigned represents and warrants that at the time of the offer and sale of the Shares, it has its principal office within the State of ___________.

         (6) Further Representations, Warrants and Covenants: The undersigned hereby represents, warrants, covenants and agrees as follows:

                  a. Except as set forth in the Prospectus and the exhibits thereto, no representations or warranties, oral or otherwise, have been made to the undersigned by the Corporation or any other person, whether or not associated with the Corporation or this offering. In entering this transaction, the undersigned is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by the undersigned at the undersigned's sole discretion and judgment.

                  b. The subscription of the undersigned is irrevocable, however, the undersigned shall have no obligations under this Agreement if the subscription is for any reason not accepted by the Corporation or if the Offering by the Corporation is cancelled.

         (7) Indemnity: The undersigned hereby agrees to indemnify the Corporation and the Sales Agent, as applicable, and each of their officers, directors, representatives, agents and employees, and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

                  a. Any breach of or inaccuracy in the declaration, representations and warranties set forth herein;

                  b. Any action, suit or proceeding based upon the claim that said declarations, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Corporation or the Sales Agent, as applicable.

         (8) Miscellaneous: The undersigned further understand and acknowledge that:

                  a. This subscription is not transferable or assignable by the undersigned.

                  b. If the undersigned consists of more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors and assigns.

                  c. This subscription, upon acceptance by the Corporation, shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

                  d. This Subscription Agreement constitutes the entire agreement between the parties respecting the subject matter thereof.

                  e. Captions in this Subscription Agreement are for the convenience of reference only and shall not limit or otherwise affect the interpretation or effect of any term or provision hereof.

                  f. This Subscription Agreement shall be governed, enforced and construed in all respects in accordance with the laws of the State of Michigan without giving effect to any conflict of laws or choice of law rules.

                  g. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Subscription Agreement may be brought against the Corporation or the undersigned only in the courts in the State of Michigan, County of Wayne or, if it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Michigan, and the Corporation and the undersigned consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on the Corporation or the undersigned anywhere in the world.

         (9) Type of Ownership for Shares if Subscribers Are Individuals (check one):

                  ( )      Individual Ownership (one signature required)

                  ( ) Joint Tenants with Right of Survivorship (both parties must sign)

                  ( )      Tenants in Common (both parties must sign)


                  --------------------------------------------------------------
                    Please print here the exact name (registration) subscriber desires on account

         (10)     Organizational Ownership (check one):

                  ( ) Corporation (signature of authorized officer required)

                  ( )      Partnership (signature of all partners required)

      ( ) Limited Liability Company (signature of all members or managers required)

      ( ) Other Form of Organization (see Corporation or Sales Agent, as applicable, for signature instruction)


      --------------------------------------------------------------------
          Please print here the exact organization name (registration)
                          subscriber desires on account

         NOTE: Investors should seek the advice of their attorneys in deciding in which of the above forms they should take ownership of the Shares, since different forms of ownership can have varying gift tax, estate tax, income tax and other consequences.

         (11)     Amount of Subscription:

                  Number of Shares: ___________________

                  Total Purchase Price: _________________($_____ per share)


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has completed this Subscription Agreement to evidence his or its subscription for the Shares of Caraco Pharmaceutical Laboratories Ltd. this _______ day of _____________, 200___.

(This signature block is for use by individual subscribers only)


                                         ---------------------------------------

                                         Address:



                                         Telephone No:
                                         Facsimile No:
                                         E-mail:

(This signature block is for use by organizational subscribers only)


                                  ---------------------------------------------
                                  (Name of organization)


                                  By:
                                  Its:

                                  Address:



                                  Telephone No:
                                  Facsimile No:
                                  E-mail:


         The Corporation has accepted this Subscription Agreement this _______ day of __________, 200____.

                                   CARACO PHARMACEUTICAL LABORATORIES LTD.

                                   By:      ____________________________________
                                      -

                                   Its:     ____________________________________